UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2022

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“RVNC”	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 28, 2022, Revance Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2021 and the Company's financial outlook for 2022. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On February 25, 2022, Dr. Abhay Joshi and the Company reached mutual agreement for Dr. Joshi to transition from his current position as Chief Operating Officer, President of R&D and Product Operations, effective as of March 31, 2022. Mark Foley, the Company’s Chief Executive Officer, and Dustin Sjuts, the Company’s President, will assume the responsibilities held by Dr. Joshi. Dr. Joshi’s departure is unrelated to the Company’s operational performance and is not because of a disagreement on any matter relating to the Company’s operations, policies or practices.
In connection with Dr. Joshi’s separation from the Company, the Company entered into a separation and consulting agreement (the “Separation Agreement”) with Dr. Joshi providing for (i) a release of claims against the Company, (ii) cash severance payments to Dr. Joshi in an amount equal to nine months of Dr. Joshi’s 2021 base salary, paid in equal installments on the Company’s regular payroll schedule over the nine month period following the separation date; and (iii) certain health care continuation benefits. The Separation Agreement also provides for a consulting period from April 1, 2022 through June 30, 2023 (the “Consulting Period”), where Dr. Joshi will continue to advise on the regulatory approval process for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines. During the Consulting Period, Dr. Joshi’s current outstanding options, restricted stock awards and performance stock awards will continue to be eligible to vest. The Separation Agreement also provides for a post-termination exercise period for all vested stock options held by Dr. Joshi of three months after the end of the Consulting Period (subject to earlier expiration in accordance with the terms of such awards).
The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
99.1	Press Release date February 28, 2022.
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2022	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer